SELF OPERATED COMPUTERIZED KARAOKE RECORDING BOOTH

FIELD OF THE INVENTION

[0001] The present invention generally relates to the field of recording devices. More particularly, the present invention relates to an automated multimedia recording booth.

BACKGROUND OF THE INVENTION

[0002] US Patent 6,086,380, which is incorporated herein by reference in its entirety, discloses a personalized karaoke recording studio. In a self-operated karaoke recording booth a user is provided with a selection of background scenes from which to choose and also with the option of having the lyrics of the karaoke selection displayed or suppressed. A video camera positioned at the user's eye level is located on the non-reflective side of a one-way mirror and is directed at a specified performer location through the one-way mirror, which is inclined at a forty-five degree angle relative thereto. Messages and video displays are provided to the user by a video display monitor connected to a computer that faces the reflective side of the one-way mirror and is also located at a forty-five degree angle relative thereto. The system is designed to maintain the visual focus of the performer directly into the lens of the video camera throughout the performance and to combine the video camera images with the background scene in such a way as to avoid a double exposure or phantom image of the performer against the background. The performer can choose to have the lyrics of the selected karaoke

composition displayed or suppressed. If the election is for a display, the lyrics are displayed at the center of the viewing screen, directly in line with the video camera.

SUMMARY OF THE INVENTION

[0003] The present invention discloses an automated recording booth. The recording booth allows a user to record a user multimedia file comprising an audio performance of the user in combination with a multimedia recording from a database, and receive a computer-usable media (such as CD a CD, a DVD, a flash memory device, a device connectable to automated means for recording audio via a physical cable, a device connectable to automated means for recording audio via a communication link) with the user multimedia file. The recording booth comprises a door, ventilation means, a computer, screen, video camera and microphone. The recording booth may comprise means for lighting and an automatic money box. The recording booth further comprises a database of multimedia files, earphones, a recording means for recording audio and multimedia on a computer usable media, and a processing unit, and may comprise labeling and packing means for labeling and packing said computer usable media. The processing unit may comprise a graphical user interface (GUI), an audio processing application, a multimedia processing application, a control application.

[0004] In some embodiments, the automated multimedia recording booth further comprises a robotic system for taking a blank computer-usable media from a depot, inserting the computer-usable media into the recording means, inserting the computer-usable media into the labeling and packing means and ejecting the computer-usable media to the user.

[0005] In some embodiments, the automated multimedia recording booth comprises a digital audio system for improving the quality of the user multimedia file. The digital audio system comprises an amplifier, a dynamic range compressor for restricting volume above a limit, a reverb unit for simulating hall acoustics, a an equalizer with presets for improving the sound of the user multimedia file, and means for adding sound effects to the user multimedia file.

BRIEF DESCRIPTION OF THE DRAWINGS

[0006] The subject matter regarded as the invention will become more clearly understood in light of the ensuing description of embodiments herein, given by way of example and for purposes of illustrative discussion of the present invention only, with reference to the accompanying drawings (Figures, or simply "Figs."), wherein:

Fig. 1 is an illustration of an automated multimedia recording booth according to some embodiments of the invention.

Fig. 2 is an illustration of automated multimedia recording booth with an external unit according to some embodiments of the invention.

Fig. 3 is a block diagram of the components of automated multimedia recording booth according to some embodiments of the invention.

Fig. 4 is an illustration of the sound processing components according to some embodiments of the invention.

Fig. 5 is an illustration of a control center on a remote server for controlling the operation of a plurality of recording booths, according to some embodiments of the invention.

Fig. 6 illustrates a method for allowing user to automatically record a user multimedia file, according to some embodiments of the invention.

[0007] DETAILED DESCRIPTIONS OF SOME EMBODIMENTS OF THE INVENTIONThe present invention discloses an automated multimedia recording booth that allows a user to record a user multimedia file comprising an audio performance of the user in combination with a multimedia recording from a database, and receive a computer usable media with the user multimedia file.

[0008] Fig. 1 is an illustration of an automated multimedia recording booth **100** according to some embodiments of the invention. Booth **100** comprises a door **105** and means for lighting **107** for illuminating the booth **100**, and may comprise an automatic money box **155** with an insertion slot **170** and ventilation means **110**. Inside the booth **100**, the following hardware components may be installed: a screen **120**, a video camera **360**, a microphone **125**, earphones **175**, and recording means **140** for recording audio and multimedia on a computer-usable media **160**. The following components may also be installed in the booth **100**: labeling and packing means **345** (see Fig. 3) for labeling and packing computer usable media **160** and a digital audio system **130** for improving the quality of the user multimedia file. Playback audio played through earphones **175** and playback multimedia played through screen **120** may be stored in and retrieved from a database of multimedia files **390** (see Fig. 3).

[0009] According to some embodiments of the invention, microphone **125** may have a special dynamic range to reduce the reception of background noise.

[0010] Fig. 2 is an illustration of automated multimedia recording booth **100** with an external unit **370** according to some embodiments of the invention. Booth **100** comprises door **105**, screen **120**, video camera **360**, microphone **125** and earphones **175**. Booth **100** may further comprise automatic money box **155** with insertion slot **170** and hardware components and means (e.g. **130**, **140**, **160**, **345**) described in Fig. 1. Booth **100** further comprises processing unit **300** in computer **150** with application as described in Fig. 1. Computer usable media **160** may be ejected through slot **162**. Processing unit **300** controls the operation of booth **100** and the recording process.

[0011] Recording booth **100** allows a user **99** to record a user multimedia file comprising an audio performance of user **99** in combination with a multimedia recording from database **390** (see Fig. 3), and receive computer usable media **160** with the user multimedia file. Booth **100** further comprises an external unit **370** comprising an external audio playing means such as loudspeakers **210**, an external multimedia playing means such as a screen **200** and a rating processing unit. The rating processing unit comprises an external GUI operatively associated with the external audio playing means and with the multimedia playing means and a rating application operatively associated with the external GUI for allowing audience outside booth **100** to hear the user multimedia file of user **99** in real time rate the user multimedia file. External unit **370** (see Fig. 3) has an illuminated sign **240** indicating booth **100** as "vacant" or "busy".

[0012] According to some embodiments of the invention, a user **99** inside booth **100** may decide to let audience outside booth **100** hear and rate the recording by pushing a button. Audience may rate the performance of user **99** by pushing buttons outside booth **100**. Examples for rating may be "Great", "OK", "Poor", "Bad".

[0013] According to some embodiments of the invention, the control center may be connected to an Internet site on a remote server, on which multimedia files and user multimedia files may be stored. On the internet site the rating of audience may be stored, and users may be allowed to rate uploaded user multimedia files. The site may support contests among users and charting of user multimedia files. The site may further support streaming personalized advertising.

[0014] Fig. 3 is a block diagram of the components of automated multimedia recording booth **100**, according to some embodiments of the invention. The arrows may denote the direction of information flow. Processing unit **300** comprises GUI **325**, audio processing application **320**, multimedia processing application **315** and control application **310**. Processing unit **300** controls the operation of booth **100** and the recording process. Multimedia processing application **315** receives multimedia files from database **390** and files from video camera **360**, controls presentation on screen **120** and transfers received information to control application **310**. Data related to GUI **325** are presented on screen **120** and, in some embodiments, information from screen **120** are transferred by GUI **325** to control application **310**. Audio processing application **320** receives multimedia files from database **390** and files from microphone **125**, controls playback through earphones **175** and transfers received information to control application **310**. Control application **310** sends recording data for processing by digital audio system **130**. Control application **310** sends data for recording to recording means **140**, such as a CD burning hardware. A robotic system **340** supplies an empty CD **350**, and after recording on CD **350** by recording means **140**, CD **350** is labeled and packed by labeling and packing means **345** and ejected to user **99** through slot **160** (see Fig. 1). Control application further controls

door **105**, ventilation means **110**, means for lighting **107** and automatic money box **155** in booth **100**. Control application further controls external unit **370**.

[0015] A processing unit **300** in a computer **150** may comprise the following software applications: a graphical user interface (GUI) **325**, an audio processing application **320**, a multimedia processing application **315**, and a control application **310**. Processing unit **300** controls the operation of booth **100** and the recording process. Recording booth **100** allows a user **99** to record a user multimedia file comprising an audio performance of user **99** in combination with a multimedia recording from database **390**, and receive computer-usable media **160** with the user multimedia file.

[0016] According to some embodiments of the invention, multimedia files may comprise audio files, video files, animation and still photos.

[0017] According to some embodiments of the invention, recording means **140** saves the user multimedia file of user **99** digitally to database **390**. According to some embodiments of the invention, recording means **140** saves the user multimedia file of user **99** as a ringtone for a cell phone. According to some embodiments of the invention, the user multimedia file may be sent to a centralized control center connected with a plurality of booths **100** by pushing a button.

[0018] According to some embodiments of the invention, computer usable media **160** comprises at least one of the following: a CD **350**, a DVD, a flash memory device, a device connectable to automated means for recording audio via a physical cable, a device connectable to automated means for recording audio via a communication link.

[0019] According to some embodiments of the invention, external unit **370** comprises external screen **200** and a preview processing unit **382**. Preview processing unit **382**

comprises external GUI **375** operatively associated with external screen **200**, and a preview application **380** operatively associated with external GUI **375** for allowing audience outside booth **100** to browse database **390** prior to their entrance to booth **100**.

[0020] According to some embodiments of the invention, booth **100** further comprises a robotic system **340** that takes a blank computer usable media **160** from a depot (not shown), inserts computer usable media **160** into recording means **140**, may insert computer usable media **160** into labeling and packing means **345** and ejects computer usable media **160** to user **99**.

[0021] According to some embodiments of the invention, multimedia files **390** comprise digital audio files and digital multimedia files, and control application **310** combines audio files with multimedia recording personalized by preferences of user **99**.

[0022] According to some embodiments of the invention, multimedia files **390** comprise at least one of the following: a multimedia file without an audio recording for recording the user a capella, a recurring musical loop allowing the user to improvise in hip hop style (using booth **100** as a hip hop machine), a bluescreen or a greenscreen recording using chroma key technology for allowing an application to add a multimedia file to the recording.

[0023] According to some embodiments of the invention, screen **120** is a touch-screen and GUI **325** is configured to support browsing and navigation in database **390** and menus. According to some embodiments of the invention, GUI **325** comprises a customized virtual figure for instructing user **99** through the recording process. The virtual figure may be animated, may be a celebrity and may be personalized to fit the profile of user **99**. According to some embodiments of the invention, processing unit **300**

compressing is 0.2 seconds, and the release time is 0.6 seconds. According to some embodiments of the invention, the noise gate **135** blocks the entrance to the channel between singing periods to block noise from entering the recording.

[0027] According to some embodiments of the invention, a sound card **321** may be connected after microphone **125** and before audio application **320**. The sound card **321** may perform an initial processing of the recording.

[0028] Fig. 5 is an illustration of a control center **260** on a remote server **250** for controlling the operation of a plurality of recording booths **100**, according to some embodiments of the invention. Remote server **250** is connected to booths **100** via a communication link **90**. The control center **260** controls booths **100**, collects data about the activity of booth **100** and updates database **390** with data stored in a remote database **265** at control center **260**. According to some embodiments of the invention, control center **260** controls booths **100** in real time.

[0029] According to some embodiments of the invention, the control center **260** is connected online to other (such as all) automated recording booths **100** in an area. The control center **260** may store in a database **265** details about the use of booths **100**, such as: the list of chosen multimedia files, the times of use, payment details, and may periodically update a booth usage password. The control center **260** may block booth **100** for usage. A payment control center **270** on remote server **250** may manage payments of royalties. Communication link **90** for connectng the remote server **250** to booths **100** may be a virtual private network, and function per wire or wireless. Control center **260** can download applications and media updates to the various booths **100** in the network.

[0030] According to some embodiments of the invention, payment may be realized by using payment means such as credit cards, smart cards, coupons or cell phones. According to some embodiments of the invention, payment may be effectuated by sending a text message to payment control center **270**.

[0031] Fig. 6 illustrates a method for allowing user **99** to automatically record a user multimedia file, according to some embodiments of the invention. The method comprises the steps:

- user **99** entering an automated multimedia recording booth **100** and paying (step **400**),
- instructing user **99** how to select at least one multimedia file as background audio and video, and instructing user **99** how to perform (step **410**),
- user **99** selecting at least one preferred multimedia file as background (step **420**),
- playing back of the selected multimedia files (step **430**),
- user **99** performing (step **440**),
- recording user performance and processing performance and selected multimedia (step **450**),
- editing the recording to produce the user multimedia file (step **460**), and delivering user multimedia file to user **99** (step **470**).

[0032] According to some embodiments of the invention, instructing user **99** (step **410**) is carried out by a personalized virtual animated figure. The virtual figure may be animated, may be a celebrity and may be personalized to fit the profile of user **99**. According to some embodiments of the invention, processing unit **300** comprises a

speech recognition application for inputting the user **99** profile and analyzing user **99** preferences. According to some embodiments of the invention, an application in processing unit **300** may evaluate the performance of the user during the recording (step **460**) and animate the virtual figure to instruct the user as to how to improve his/her performance.

[0033] According to some embodiments of the invention, processing (step **450**) is carried out by a digital audio system **130** comprising at least one of the following modules: an amplifier **131**, a dynamic range compressor **133** for restricting volume above a limit, a noise gate **135**, a reverb unit **137** for simulating various environmental (such as hall) acoustics, an equalizer **136** with presets for improving the sound of the user multimedia file, and means for adding sound effects **139** to the user multimedia file.

[0034] According to some embodiments of the invention, delivering of user multimedia file media (step **470**) is carried out digitally on at least one of the following means: a CD, a DVD, a flash memory device, a device connectable to automated means for recording audio via a physical cable, a device connectable to automated means for recording audio via a communication link.

[0035] In the above description, an embodiment is an example or implementation of the inventions. The various appearances of "one embodiment," "an embodiment" or "some embodiments" do not necessarily all refer to the same embodiments.

[0036] Although various features of the invention may be described in the context of a single embodiment, the features may also be provided separately or in any suitable combination. Conversely, although the invention may be described herein in the context

of separate embodiments for clarity, the invention may also be implemented in a single embodiment.

[0037] Reference in the specification to "some embodiments", "an embodiment", "one embodiment" or "other embodiments" means that a particular feature, structure, or characteristic described in connection with the embodiments is included in at least some embodiments, but not necessarily all embodiments, of the inventions.

[0038] It is understood that the phraseology and terminology employed herein is not to be construed as limiting and are for descriptive purpose only.

[0039] The principles and uses of the teachings of the present invention may be better understood with reference to the accompanying description, figures and examples.

[0040] It is to be understood that the details set forth herein do not construe a limitation to an application of the invention.

[0041] Furthermore, it is to be understood that the invention can be carried out or practiced in various ways and that the invention can be implemented in embodiments other than the ones outlined in the description above.

[0042] It is to be understood that where the claims or specification refer to "a" or "an" element, such reference is not be construed that there is only one of that element.

[0043] It is to be understood that where the specification states that a component, feature, structure, or characteristic "may", "might", "can" or "could" be included, that particular component, feature, structure, or characteristic is not required to be included.

[0044] Where applicable, although state diagrams, flow diagrams or both may be used to describe embodiments, the invention is not limited to those diagrams or to the

corresponding descriptions. For example, flow need not move through each illustrated box or state, or in exactly the same order as illustrated and described.

[0045] Methods of the present invention may be implemented by performing or completing manually, automatically, or a combination thereof, selected steps or tasks.

[0046] The term "method" may refer to manners, means, techniques and procedures for accomplishing a given task including, but not limited to, those manners, means, techniques and procedures either known to, or readily developed from known manners, means, techniques and procedures by practitioners of the art to which the invention belongs.

[0047] The descriptions, examples, methods and materials presented in the claims and the specification are not to be construed as limiting but rather as illustrative only.

[0048] Meanings of technical and scientific terms used herein are to be commonly understood as by one of ordinary skill in the art to which the invention belongs, unless otherwise defined.

[0049] The present invention can be implemented in the testing or practice with methods and materials equivalent or similar to those described herein.

[0050] Any publications, including patents, patent applications and articles, referenced or mentioned in this specification are herein incorporated in their entirety into the specification, to the same extent as if each individual publication was specifically and individually indicated to be incorporated herein. In addition, citation or identification of any reference in the description of some embodiments of the invention shall not be construed as an admission that such reference is available as prior art to the present invention.

[0051] While the invention has been described with respect to a limited number of embodiments, these should not be construed as limitations on the scope of the invention, but rather as exemplifications of some of the embodiments. Those skilled in the art will envision other possible variations, modifications, and applications that are also within the scope of the invention. Accordingly, the scope of the invention should not be limited by what has thus far been described, but by the appended claims and their legal equivalents. Therefore, it is to be understood that alternatives, modifications, and variations of the present invention are to be construed as being within the scope and spirit of the appended claims.

CLAIMS

What is claimed is:

1. An automated multimedia recording booth with a door, means for lighting and a computer, screen, video camera and microphone, said recording booth comprising:

- a database of multimedia files,
- earphones,
- recording means for recording audio and multimedia on a computer usable media,
- a processing unit comprising:
    - a graphical user interface (GUI),
    - an audio processing application,
    - a multimedia processing application, and
    - a control application;

wherein said recording booth allows a user to record a user multimedia file comprising at least a part of an audio performance of said user in combination with a multimedia file from said database, and receive said computer usable media with said user multimedia file.

2. The automated multimedia recording booth of claim 1, wherein said multimedia files comprise at least audio recordings and video recordings.

3. The automated multimedia recording booth of claim 1, wherein said computer usable media comprising at least one of the following: a CD, a DVD, a flash memory device, a

device connectable to automated means for recording audio via a physical cable, a device connectable to automated means for recording audio via a communication link.

4. The automated multimedia recording booth of claim 1, further comprising labeling and packing means for labeling and packing said computer-usable media.

5. The automated multimedia recording booth of claim 1, further comprising a robotic system for taking a blank computer usable media from a depot, inserting said computer usable media into said recording means and ejecting said computer usable media to said user.

6. The automated multimedia recording booth of claim 1, wherein said recording means saves said user multimedia file of said user digitally to said database.

7. The automated multimedia recording booth of claim 1, wherein said booth further comprises a digital audio system for improving the quality of said user multimedia file.

8. The automated multimedia recording booth of claim 7, wherein said digital audio system comprises at least one of the following modules:

- an amplifier,
- a dynamic range compressor for restricting volume above a limit,
- an equalizer with presets for processing the sound of said user multimedia file,
- a noise gate, and
- a reverb unit for simulating hall acoustics.

9. The automated multimedia recording booth of claim 7, wherein said digital audio system further comprises means for adding sound effects to said user multimedia file.

10. The automated multimedia recording booth of claim 7, wherein said processing unit comprises a sound card for processing of said audio performance.

11. The automated multimedia recording booth of claim 1, wherein said screen is a touch-screen and said GUI is configured to support browsing and navigation in said database of multimedia files.

12. The automated multimedia recording booth of claim 1, wherein said GUI comprises a personalized virtual animated figure for instructing said user through the recording process.

13. The automated multimedia recording booth of claim 1, wherein said multimedia files comprise digital audio files and digital multimedia files, and wherein said control application combines audio files with multimedia files personalized by preferences of said user.

14. The automated multimedia recording booth of claim 1, further comprising a control center on a remote server connected to said booth via a communication link, said control center controls said booth substantially immediately, collects data about the activity of said booth and updates said database.

15. The automated multimedia recording booth of claim 1, further comprising an external unit comprising:

- an external screen,
- a preview processing unit comprising:
    - an external GUI operatively associated with said screen,

- a preview application operatively associated with said external GUI for allowing audience outside said booth to browse said database prior to their entrance to said booth.

16. The automated multimedia recording booth of claim 1, further comprising an external unit comprising:

- an external audio playing means,
- an external multimedia playing means,
- a rating processing unit comprising:
  - an external GUI operatively associated with said external audio playing means and with said multimedia playing means,
  - a rating application operatively associated with said external GUI for allowing audience outside said booth to hear said user multimedia file substantially immediately and rate said user multimedia file.

17. The automated multimedia recording booth of claim 1, wherein said multimedia files comprise at least one of the following: a multimedia file without an audio recording, a blue screen recording, a green screen recording, a recurring loop.

18. A method for allowing a user to automatically record a user multimedia file, said method comprising:

- instructing a user entering an automated multimedia recording booth how to select at least one multimedia file as background audio and video, and instructing user how to perform,
- enabling the user to select at least one preferred multimedia file as background,
- playing back of selected multimedia files,

- recording the user's performance and processing the user's performance and selected multimedia, and
- editing said recording to produce said user multimedia file, and delivering said user multimedia file to user.

19. The method of claim 18, wherein said step of instructing the user is carried out by a personalized virtual animated figure.

20. The method of claim 18, wherein said step of processing the user's performance is carried out by a digital audio system.

21. The method of claim 18, wherein said delivering of said user multimedia file media is carried out digitally on at least one of the following means: a CD, a DVD, a flash memory device, a device connectable to automated means for recording audio via a physical cable, a device connectable to automated means for recording audio via a communication link.

ABSTRACT

An automated recording booth allowing a user to record a user multimedia file comprising an audio performance of the user in combination with a multimedia recording from a database, and to receive a computer-usable media with the user multimedia file. The recording booth comprises a door, ventilation means, a computer, screen, video camera and microphone. The recording booth comprises means for lighting and an automatic money box. The recording booth further comprises a database of multimedia files, earphones, a recording means for recording audio and multimedia on a computer usable media, and a processing unit, and labeling and packing means for labeling and packing the computer usable media. The processing unit comprises a graphical user interface (GUI), an audio processing application, a multimedia processing application, a control application.


107
110
100
360
120
99
105
175
125
130
140
170
160
150
155

Fig. 1


240
120
200
125
100
360
105
175
210
170
162

Fig. 2



370
EXTERNAL UNIT
SCREEN
200
PREVIEW PROCESSING UNIT
382
PREVIEW
375
380
GUI
MONEY BOX
155
VENTILATION
110
LIGHTING
107
DOOR
105
PROCESSING UNIT
300
GUI
325
SCREEN
120
315
VIDEO APPLICATION
CAMERA
360
390
310
CONTROL APPLICATION
MULTIMEDIA RECORDINGS
320
AUDIO APPLICATION
MICROPHONE
125
175
EARPHONES
DIGITAL AUDIO SYSTEM
130
RECORDING MEANS
140
350
CD
TO USER
340
ROBOTIC SYSTEM
345
LABELING AND PACKING MEANS

Fig. 3



310
CONTROL APPLICATION
390
MULTIMEDIA RECORDINGS
320
AUDIO APPLICATION
175
EARPHONES
321
SOUND CARD
125
MICROPHONE
130
DIGITAL AUDIO SYSTEM
AMPLIFIER
131
COMPRESSOR
133
NOISE GATE
135
EQUALIZER
136
REVERB UNIT
137
MEANS FOR ADDING SOUND EFFECTS
139

Fig. 4


250
REMOTE SERVER
260
CONTROL CENTER
265
REMOTE DATABASE
PAYMENT CONTROL CENTER
270
90
90
100
100
BOOTH
BOOTH
390
390

Fig. 5


BOOTH
100
USER
99
400
ENTERING THE BOOTH AND PAYING
410
INSTRUCTING USER
420
SELECTING MULTIMEDIA FILES
430
PLAYING BACK OF MULTIMEDIA FILES
440
PERFORMING
450
RECORDING AND SOUND PROCESSING
460
EDITING AND DELIVERING USER MULTIMEDIA FILE
470
RECEIVING MEDIA

Fig. 6